PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    Matt McNulty
            Chief Financial Officer                               904/858-9100

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                PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES
               RESULTS FOR THE FIRST QUARTER OF FISCAL YEAR 2019


Patriot Transportation Holding, Inc. (NASDAQ-PATI) Jacksonville, Florida; January 30, 2019

First Quarter Operating Results

The Company reported net income of $884,000, or $.27 per share, compared to net income of $3,592,000, or $1.09 per share, in the same quarter last year. First quarter 2018 net income included $3,041,000, or $.92 per share, due to revaluing the company's net deferred tax liabilities per the Tax Cuts and Jobs Act of 2017. First quarter 2019 net income included $634,000, or $.19 per share, from gains on real estate sales.

Total revenues for the quarter were $28,054,000, up $153,000 from the same quarter last year. Transportation revenues (excluding fuel surcharges) were $24,980,000, down $590,000 mainly due to a $.07 per mile decrease on a higher average haul length. Miles increased by 25,000 to 9,277,000 over the same quarter last year partially offsetting the impact of the lower revenue per mile ($67,000). Fuel surcharge revenue was $3,074,000, up $743,000 from the same quarter last year due to higher diesel prices. Several locations were impacted during the quarter by Hurricane Michael, and in particular our Panama City location experienced severe damage and an extended shutdown period in which we lost significant revenue that negatively impacted our operating profit (~$50,000).

Compensation and benefits increased $165,000, or 2 cents per mile, mainly due to increased driver training pay ($135,000) as average drivers in training increased from 29 in the first quarter last year to 38 in this year's first quarter. Owner operator count increased from 13 to 20 this quarter versus the same quarter last year which increased our compensation and benefits cost. We pay owner operators a higher percentage of the revenues they generate offset by lower variable costs (e.g. fuel, maintenance) paid directly by the owner operator. Fuel expenses increased $154,000, or 1 cent per mile, on higher average diesel prices offset by improved fuel economy due to our longer average haul length and more owner operators paying directly for their fuel. Repair and tire expense increased $92,000 due to several high dollar repairs. Other operating expenses were up $89,000 due to increased tolls, increased driver hiring and travel expense and some site maintenance at a few of our terminal offices. Insurance and losses increased $226,000 primarily due to one very high dollar health claim ($334,000 in this quarter) partially offset by reduced wreck repair expense ($119,000). Depreciation expense was down $360,000 as a result of down sizing our fleet and placing twenty three full service lease trucks in

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certain markets where we do not have maintenance shops. However, during the quarter we carried some excess equipment that we are currently in the process of selling and that negatively impacted the quarter's results (~$100,000). Sales, general & administrative costs increased $146,000 due mainly to accruals for bonus compensation ($99,000) and higher IT and Payroll expense to support the changes we are making to our systems and the way we compensate drivers. Corporate expenses were up due mainly to non-recurring legal fees in connection with becoming a "smaller reporting company" under new SEC guidelines. Gain on sale of assets increased $759,000 due primarily to a gain of $866,000 on the sale of a prior terminal site in Ocoee, Florida that was relocated to Orlando, FL.

As a result, operating profit this quarter was $1,107,000 (which includes the $866,000 gain from land sales and a $303,000 loss on health insurance) compared to operating profit of $744,000 in the same quarter last year. Operating ratio was 96.1 this quarter versus 97.3 in the same quarter last year.

Summary and Outlook

We sold an excess parcel of land in Ocoee, FL for $1,268,000 which benefitted operating profit this quarter, increased our cash and reduced our capital employed in the transportation business. This quarter was negatively impacted by the large loss we experienced on health claims. We have implemented some recent changes, in particular to our pharmacy and wellness plans, and expect to see meaningful savings from those changes. The driver shortage and high driver turnover remains a problem for the industry. With our number of drivers in training improving over the prior several quarters, we are hopeful that our initiatives are having their desired impact on attracting new drivers. Demand for our services is still very high and we are continuing to allocate our available resources to fulfill the needs of those customers who are willing to partner with us on both pricing and efficiently managing the day to day operation of our business.

Our team did an outstanding job throughout Hurricane Michael and its aftermath and we are especially grateful for their dedication and perseverance. We are in the process of repairing the damages to the Panama City terminal and working with our insurance company to determine the insured value applicable to the losses. At this point, we do not anticipate a material negative financial impact from the damages we sustained.

We are not pleased with the bottom line operating results for this first quarter but we do see several positive trends. Our balance sheet improved during the quarter as we increased our cash and investments since September 30, 2018 by $2,903,000, increased shareholder equity by $942,000 and remained debt free. We have seen a sustained improvement in the number of drivers in training and are hopeful that will lead to an increase in our driver count. There has been positive improvement in the market on pricing and there are plenty of opportunities today to increase our business levels at better rates if we can obtain additional driver capacity. We are in the process of selling excess equipment which will reduce our depreciation, maintenance, tire and tag expense. The recent changes we made to our pharmacy and wellness plans are expected to generate material recurring savings on our health expense. Management expects all of our IT

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system related upgrades to be fully implemented during the second quarter of fiscal 2019 and anticipate these changes will greatly enhance the capabilities of our field personnel and our back office staff to provide improved customer service. We are optimistic that the strategic plan we have in place will lead to the improved operating profit we targeted for this fiscal year.

The Company will host a conference call on January 30, 2019 at 3:00 PM (EDT). Analysts, shareholders and other interested parties may access the teleconference live by calling 1-800-311-9409 domestic or international at 1-334-323-7224 then enter pass code 83270. Computer audio live streaming is available via the Internet through the Company's website at www.patriottrans.com at the Investor Relations tab or at one of the following links (whichever is most compatible with your device or player) http://stream.conferenceamerica.com/pth013019 or http://stream.conferenceamerica.com/pth013019.m3u. An audio replay will be available for sixty (60) days following the conference call by dialing toll free 1-877-919-4059 domestic or international 1-334-323-0140 then enter pass code 26726183. An audio archive can be accessed via the internet at http://archive.conferenceamerica.com/archivestream/pth013019.mp3.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs;
risk insurance markets; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company engaged in the hauling of liquid and dry bulk commodities.

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                               (In thousands)
                                (Unaudited)


                                               THREE MONTHS ENDED
                                                   DECEMBER 31,
                                               -------------------
                                                 2018       2017
                                               --------   --------
Revenues:
  Transportation revenues                     $  24,980     25,570
  Fuel surcharges                                 3,074      2,331
                                               --------   --------
Total revenues                                   28,054     27,901

Cost of operations:
  Compensation and benefits                      12,038     11,873
  Fuel expenses                                   4,276      4,122
  Repairs & tires                                 1,665      1,573
  Other operating                                 1,132      1,043
  Insurance and losses                            2,942      2,716
  Depreciation expense                            1,970      2,330
  Rents, tags & utilities                           847        855
  Sales, general & administrative                 2,468      2,322
  Corporate expenses                                532        487
  Gain on disposition of PP&E                      (923)      (164)
                                               --------   --------
Total cost of operations                         26,947     27,157
                                               --------   --------

Total operating profit                            1,107        744

Interest income and other                           101          2
Interest expense                                    (10)       (10)
                                               --------   --------

Income before income taxes                        1,198        736
Provision for (benefit from) income taxes           314     (2,856)
                                               --------   --------

Net income                                    $     884      3,592
                                               ========   ========

Unrealized investment gains, net                      2          -
Tax reform gain on retiree health                     -         32
                                               --------   --------

Comprehensive Income                          $     886      3,624
                                               ========   ========

Earnings per common share:
  Net Income-
    Basic                                          0.27       1.09
    Diluted                                        0.27       1.09

Number of shares (in thousands)
  used in computing:
    -basic earnings per common share              3,328      3,303
    -diluted earnings per common share            3,331      3,304

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                      (In thousands)        (Unaudited)

                                               December 31,    September 30,
                                                   2018            2018
                                              --------------  --------------

Assets
Current assets:
  Cash and cash equivalents                   $         436                1
  Treasury bills available for sale                  19,766           17,298
  Accounts receivable (net of allowance
    for doubtful accounts of $151 and $153,
    respectively)                                     7,684            7,866
  Federal and state taxes receivable                    299              547
  Inventory of parts and supplies                       890              895
  Prepaid tires on equipment                          1,699            1,746
  Prepaid taxes and licenses                            397              609
  Prepaid insurance                                   1,994            2,348
  Prepaid expenses, other                               116              134
                                              --------------  --------------
Total current assets                                 33,281           31,444
                                              --------------  --------------

Property and equipment, at cost                      93,622           94,710
Less accumulated depreciation                        60,636           60,799
                                              --------------  --------------
Net property and equipment                           32,986           33,911
                                              --------------  --------------

Goodwill                                               3,431           3,431
Intangible assets, net                                   816             855
Other assets, net                                        181             176
                                              --------------  --------------
Total assets                                  $       70,695          69,817
                                              ==============  ==============

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                            $        3,589           3,271
  Bank overdraft                                           -             625
  Accrued payroll and benefits                         3,918           3,963
  Accrued insurance                                    2,358           1,896
  Accrued liabilities, other                             237             408
                                              --------------  --------------
    Total current liabilities                         10,102          10,163
                                              --------------  --------------

Deferred income taxes                                  5,941           5,940
Accrued insurance                                        204             204
Other liabilities                                      1,100           1,104
                                              --------------  --------------
    Total liabilities                                 17,347          17,411
                                              --------------  --------------
Commitments and contingencies
Shareholders' Equity:
  Preferred stock, 5,000,000 shares authorized,
    of which 250,000 shares are designated
    Series A Junior Participating Preferred
    Stock; $0.01 par value; none issued and
    outstanding                                            -               -
  Common stock, $.10 par value; (25,000,000
    shares authorized; 3,328,466 and 3,328,466
    shares issued and outstanding,
    respectively)                                        333             333
  Capital in excess of par value                      37,492          37,436
  Retained earnings                                   15,356          14,472
  Accumulated other comprehensive income, net            167             165
                                              --------------  --------------
    Total shareholders' equity                        53,348          52,406
                                              --------------  --------------
  Total liabilities and shareholders' equity  $       70,695          69,817
                                              ==============  ==============

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